Exhibit 10.3

***** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“*****”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT
TO
MULTIPLE YEAR CONTRACT
FOR THE
PURCHASE AND SALE OF FERTILIZER

This First Amendment is made and entered into as of the 1st day of July, 2009 by and between CF INDUSTRIES, INC., a Delaware corporation, having its principal place of business at 4 Parkway North (Suite 400), Deerfield, Illinois (hereinafter referred to as “Supplier”) and GROWMARK, INC., a Delaware corporation, having its principal place of business at 1701 Towanda Avenue, Bloomington, Illinois (hereinafter referred to as “Customer”).

W I T N E S S E T H:

WHEREAS, Customer and Supplier have entered into that certain Multiple Year Contract for the Purchase and Sale of Fertilizer dated July 1, 2008 (the “MYC”) whereby Supplier has agreed to sell and Customer has agreed to purchase certain fertilizer;

WHEREAS, Customer and Supplier have agreed to amend the MYC in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Customer and Supplier hereby agree as follows:

1.             The third paragraph in Section 2 of the MYC is amended by deleting the phrase “***** or more short tons” and inserting, in lieu thereof, the phrase “***** or more short tons”.  After giving effect to this amendment the third paragraph in Section 2 of the MYC shall read as follows:

“Supplier further covenants with Customer that, in the event Supplier has entered into an agreement for a negotiated sale of Product (i) at a price (before applicable incentives) which is less than the price published by Supplier for such Product by at least $***** per short ton under any “Sale” type available at the time of the negotiated sale and having the same mode of transport, the same source of supply as is available to Customer according to the

Take Pattern and the same market of delivery and (ii) which is for a volume of ***** or more short tons, Supplier shall notify Customer (the “Negotiated Sale Notice”) of the price, volume and other terms and conditions of such sale and the date and time by which Customer must respond to such Negotiated Sale Notice.  Customer shall have until the time and date set forth in the Negotiated Sale Notice to agree to purchase the specified volume of Product from Supplier on the terms and conditions set forth in the Negotiated Sale Notice.  If Customer fails to respond to the Negotiated Sale Notice within the time specified, or if Customer declines to purchase the specified volume of Product from Supplier on the terms and conditions set forth in the Negotiated Sale Notice, Customer shall be deemed to have waived its right to purchase the specified volume of Product at the price, in the manner and on the terms set forth in the Negotiated Sale Notice.”

2.             The foregoing amendment to the MYC shall be and become effective July 1, 2009.

3.             Each party represents to the other that the MYC is in full force and effect, that there are no defaults known to any party or any circumstances which, with the giving of notice or the passage of time, would constitute a default under the MYC and that the MYC shall remain in full force and effect except as hereinbefore specified.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

SUPPLIER:		CUSTOMER:

CF INDUSTRIES, INC.		GROWMARK, INC.

By:	/s/ Bert Frost	By:	/s/ Jim Spradlin
Name:	Bert Frost	Name:	Jim Spradlin
Title:	VP, Sales and Market Development	Title:	VP, Agronomy